                                                                     Exhibit 5.1


                                                                     May 9, 2001


Sheffield Pharmaceuticals, Inc.
14528 South Outer Forty Road, Suite 205
St. Louis, Missouri 63017

         Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Sheffield Pharmaceuticals, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") of a registration Statement on Form S-8 (the "Registration Statement") relating to 3,325,000 shares of Common Stock, par value $.01 per share (the "Registered Shares"). Of the Registered Shares, the Company is authorized to issue 3,000,000 shares pursuant to the 1993 Stock Option Plan and 325,000 shares pursuant to stock option agreements with employees (collectively, the "Plans").

     As counsel for the Company, we have examined a copy of the Plans and the Company's Certificate of Incorporation, as amended, and the By-laws, as amended, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the Commonwealth of Massachusetts, the Delaware General Corporation Law and the applicable provisions of the Delaware Constitution.

     Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Registered Shares against payment therefor in accordance with the terms of the respective Plans and any agreement thereunder, the Registered Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock under the General Corporation Law of the State of Delaware.

     The foregoing assumes all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of the American Stock Exchange.

     We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.




                                                   Very truly yours,



                                                   McDermott, Will & Emery